Exhibit 10.20

CONFIDENTIAL

STRATEGIC ALLIANCE: LICENSE AGREEMENT

INFECTIOUS DISEASES

This License Agreement (“Agreement”) is made effective as of the 18th day of December 1998 (“Effective Date”), by and between CPG IMMUNOPHARMACEUTICALS, Inc. having a place of business at 55 William Street, Suite 120, Wellesley, MA, 02481, USA (herein referred to as “CPG”) and SMITHKLINE BEECHAM PLC., a corporation located at New Horizons Court, Brentford, Middlesex TW89EP, United Kingdom (herein referred to as “SB”)

WITNESSETH THAT:

WHEREAS, CPG is the owner of certain right, title and interest in, and/or is otherwise in possession and/or control of the right to grant licenses under, certain patents in the manner and to the extent identified in Appendix A hereto, and know-how to the extent identified in Appendix B hereto, in the field of certain adjuvant technology which has been demonstrated to exhibit activity in animals when used in combination with a variety of antigen materials; and

WHEREAS, SB has developed and/or is developing or evaluating vaccines for the prevention and/or treatment of certain diseases in humans; and

WHEREAS SB desires to obtain certain world-wide licenses from CPG under the aforesaid patents and know-how in the field of infectious diseases, and CPG is willing to grant to SB such licenses in accordance with the provisions set forth herein.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

NOW, THEREFORE, in consideration of the covenants and obligations expressed herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound the parties agree as follows:

1.	DEFINITIONS

1.01	“ADDITIONAL ADJUVANT” shall mean any and all compounds or composition or components or formulation of components other than ADJUVANT included in PRODUCT, used to induce, augment, fine-tune or enhance an ANTIGEN specific active response of PRODUCT above the one already induced, augmented or enhanced by ADJUVANT in combination with one or more ANTIGENS.

1.02	“ADJUVANT’ shall mean CPG motifs and CPG oligonucleotides containing immunostimulatory unmethylated cytosine guanine dinucleotides and any and all compounds or compositions, whether produced naturally or by semisynthetic or synthetic means, alone or in admixture with another material (excluding “ADDITIONAL ADJUVANT”), in a suitable vehicle which is used to induce, augment, fine-tune or enhance an ANTIGEN specific immune response and which is covered by, or made with the use of TECHNOLOGY.

1.03	“AFFILIATE(S)” shall mean any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this Agreement.

1.04	“ANNUAL NET SALES VALUE” shall mean NET SALES VALUE of PRODUCTS and/or COMBINATIONS in a calendar year.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.05	“ANTIGEN” shall mean any active ingredient such as (but not limited to) live attenuated micro-organisms, whole killed micro-organisms or subunit vaccines (e.g. polysaccharides, polysaccharide conjugates, peptides, recombinant proteins, glycolipids), that elicits an immune response but excluding ANTIGENS which are nucleic acids expressed in vivo following introduction of an encoded gene.

1.06	“BENEFIT” shall mean with respect to an ANTIGEN other than a LICENSED ANTIGEN that:

1)	the protective and/or therapeutic response to such ANTIGEN is improved (e.g. increased) or;

2)	the dosage of such ANTIGEN is improved (i.e. less dose needed) or;

3)	the schedule of immunization or route of administration with such ANTIGEN is improved (e.g. number of inoculations).

1.07	“BROAD FIELD OF USE claim” shall mean a claim under existing PATENTS as mutually agreed between both parties which provides an enforceable monopoly right which can be used to effectively prevent a THIRD PARTY (other than the second CO-EXCLUSIVE licensee or other non-exclusive licensees in case of HIV) from developing, using, making or marketing any product comprising an ANTIGEN in combination with any immunostimulatory oligonucleotide intended for use in humans containing an unmethylated cytosine guanine dinucleotide. In the event of any dispute between the parties as to whether a claim is a BROAD FIELD OF USE claim, such dispute shall be resolved in accordance with Section 20.02.

1.08	“CO-EXCLUSIVE” or “CO-EXCLUSIVELY” shall mean that a commercial license to utilise ADJUVANT for use in the FIELD may not be granted hereunder to more than two (2) entities, including SB, or rather than granting such a license to a THIRD PARTY in addition to SB, CPG may retain for itself the right to develop, have developed, make, have made, use, have used, sell, offer for sale, have sold, keep and import ADJUVANT for use in the FIELD hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.09	“COMBINATION” shall mean a PRODUCT which also contains ANTIGEN(s) other than the LICENSED ANTIGENS and in which ANTIGEN(S) other than LICENSED ANTIGENS do not BENEFIT from ADJUVANT. SB shall have the obligation to reasonably demonstrate to CPG that such ANTIGEN(S) other than a LICENSED ANTIGEN(S) does (do) not BENEFIT from ADJUVANT prior to selling any such COMBINATION.

1.10	“COMPOSITION OF MATTER” shall mean a claim which provides an enforceable monopoly right that can be used to effectively prevent a THIRD PARTY (other than the second CO-EXCLUSIVE licensee or other non- 4 exclusive licensees in case of HIV) from developing, using, making or marketing any product for use in humans comprising ANTIGEN in combination with an ADJUVANT which SB has incorporated into PRODUCT which is in preclinical or clinical testing or on the market.

1.11	“CONFIDENTIAL INFORMATION” shall mean any information, data, patents, documents, memoranda, reports, correspondence, drawings, clearly marked as CONFIDENTIAL and exchanged between both parties under this Agreement. Oral disclosure must be reduced to writing and marked CONFIDENTIAL within thirty (30) days of the disclosure to be considered as CONFIDENTIAL INFORMATION.

1.12	“DISPUTED PATENT” shall mean US patent application Ref. University of Iowa Research Foundation patent application No WO 96/02555 claiming priority to U.S. patent application Serial Number 08/276,358 dated 15/7/94 and all divisions and continuations of this application, all patents issuing from such applications, any reissues, reexaminations and extensions of all such patents and all foreign counterparts of the foregoing, and any other claim made in writing by THIRD PARTIES pertaining to any PATENT which has been made on or before the EFFECTIVE DATE or during the EVALUATION, PERIOD and which may adversely affect SB’s rights hereunder.

1.13	“DNA VACCINE” shall mean a pharmaceutical composition for PROPHYLACTIC IMMUNIZATION and/or THERAPEUTIC IMMUNIZATION

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

against infectious disease in humans, wherein the ANTIGEN (including LICENSED ANTIGENS) is encoded in nucleic acid and expressed in vivo following introduction of the nucleic acid.

1.14	“ESCROW” shall mean an account of SB opened at a Belgian bank from which no amounts can be withdrawn other than by mutual consent of both parties or from which amount can be released in accordance with the provisions of Section 8.09.

1.15	“EVALUATION PERIOD” shall mean the twelve (12) month period starting on the Effective Date (as such period may be extended in accordance with Section 3).

1.16	“FIELD” shall mean the use of ADJUVANT in combination with LICENSED ANTIGENS as part of a PRODUCT and/or COMBINATION for PROPHYLACTIC IMMUNIZATION and/or THERAPEUTIC IMMUNIZATION against infectious diseases in humans, expressly excluding the SPECIFIC FIELD.

1.17	“INFRINGE” or “INFRINGED” or “INFRINGEMENT” shall mean that on a country per country basis, a THIRD PARTY other than CPG or its second CO-EXCLUSIVE licensee hereunder or non exclusive licensees in case of HIV has registered a PLA for a product covered by CPG PATENT claims or is commercially manufacturing, commercially using or importing such a product, provided, however, that if CPG can demonstrate that CPG is, within a six (6) month period following such PLA registration of the THIRD PARTY product, actively negotiating with such THIRD PARTY a license in order to avoid INFRINGEMENT of the PATENT in all countries where such INFRINGEMENT exists and successfully enters into such license agreement, no INFRINGEMENT shall be deemed to exist or have existed. Failing to do so, INFRINGEMENT is deemed to exist as from the end of such six (6) month period. Notwithstanding the foregoing, in case of sale of such THIRD PARTY product, INFRINGEMENT shall be deemed to exist.

1.18	“KNOW-HOW” shall mean all present and future (including those deriving from the RESEARCH AND DEVELOPMENT PROGRAM) technical information,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

materials and know-how which relate to ADJUVANT and which are now and/or at any time during the term of this Agreement developed, owned, proprietary to and/or controlled by CPG and/or any AFFILIATES of CPG and under which CPG has now, or in the future, the right to grant licenses, and which are necessary for or useful to the development, production and commercialisation of ADJUVANT within the FIELD. KNOW-HOW shall include, without limitation, all chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data and any other information relating thereto and any materials, seeds, strains, reagents and media. KNOW-HOW shall not include PATENTS. A summary of KNOW-HOW is described in Appendix B. In all events shall KNOW-HOW be secret and substantial or contained in a PATENT or PATENT application in any country or described in Appendix B.

1.19	“LICENSED ANTIGEN” shall mean an ANTIGEN listed under Section 6 for which a license to use ADJUVANT with such ANTIGENS is granted to SB hereunder for the use specified in Section 6 as part of PRODUCT and/or COMBINATION in which ADJUVANT induces, augments or enhances the ANTIGEN specific immune response of such LICENSED ANTIGEN.

1.20	“NET SALES VALUE” shall mean the gross receipts from sales of PRODUCT and/or COMBINATION in the TERRITORY by SB and/or its AFFILIATES and/or its sublicensees to THIRD PARTIES less the following amounts actually paid or allowed by SB and/or its AFFILIATES and/or its sublicensees with respect to such sales:

(i)	transportation charges, including insurance; and

(ii)	SB’s standard costs for syringes and other administration devices combined with or contained in commercial packaging; and

(iii)	sales and excise taxes and duties levied on the sale or delivery of PRODUCT and/or COMBINATION and contributions and payments required by any governmental authorities as liability provisions and/or made pursuant to injury compensation schemes and/or as product liability insurance premiums; and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(iv)	trade and quantity and cash discounts, governmentally required commissions and other customary rebates; and

(v)	allowances or credits to customers or charges back from customers on account of rejection or return of PRODUCT and/or COMBINATION subject to royalty under this Agreement or on account of retroactive price reductions affecting such PRODUCT and/or COMBINATION ; and

(vi)	royalties payable and/or paid by SB to THIRD PARTIES on the manufacture, use and/or sale of PRODUCT and/or COMBINATION for the use in the FIELD of technology not encompassed within TECHNOLOGY and which is not the subject of the offset set forth in Section 9 hereof, and provided that deductions under this heading (vi) shall not exceed [****] percent ([*]%) of gross receipts from sales of PRODUCT and/or COMBINATION on which such royalty is payable hereunder in the TERRITORY by SB and/or its sublicensees and/or its AFFILIATES and/or it distributors.

Sales between or among SB and its AFFILIATES or sublicensees shall be excluded from the computation of NET SALES VALUE except where such AFFILIATES or sublicensees are end users, but NET SALES VALUE shall include the subsequent final sales to THIRD PARTIES by such AFFILIATES or sublicensees.

In the case of any COMBINATION, NET SALES VALUE shall not include the value of any ANTIGEN other than the LICENSED ANTIGEN and NET SALES VALUE of COMBINATION shall be calculated as follows:

(i)

By multiplying the NET SALES VALUE of the COMBINATION by the fraction A/A + B, where A is the gross selling price, during the royalty period in question, of PRODUCT(S) incorporating only LICENSED ANTIGENS, when sold

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

separately; and B is the gross selling price, during the royalty period in question, of product(s) incorporating only ANTIGENS other than LICENSED ANTIGENS, when sold separately; or

(ii)	In the event that no such separate sales are made of such components of such COMBINATION during the royalty period in question, NET SALES VALUE, for the purposes of determining royalty payments, shall be calculated using the above formula under (i) where A is the reasonably estimated commercial value of the PRODUCT(S) incorporating LICENSED ANTIGENS, when sold separately, and B is the reasonably estimated commercial value of the other product(s) incorporating only. ANTIGENS other than LICENSED ANTIGENS, when sold separately. Any such estimates shall be determined using criteria to be mutually agreed upon by the parties. Such estimates shall be reported to CPG with the reports to be provided to CPG pursuant to Section 15.02 hereof.

(iii)	If the parties cannot agree on any estimates as set forth in (ii) above, the matter shall be resolved pursuant to the provisions of Sections 20.2 and 20.03.

1.21	“OTHER PATENTS” shall mean patents and/or patent applications owned and/or controlled by THIRD PARTIES having claims which would be infringed by SB developing, having developed, making, having made, using, having used, selling or having sold ADJUVANT as part of PRODUCT and/or COMBINATION.

1.22

“PATENT(S)” shall mean all patents and patent applications which are or become owned and/or controlled, in whole or in part, by CPG and/or any AFFILIATES of CPG including PATENTS covering inventions made by CPG during the RESEARCH AND DEVELOPMENT PROGRAM and under which CPG has, now or in the future, the right to grant licenses and which generically or specifically claim ADJUVANT and/or use of ADJUVANT

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

and/or a process for manufacturing ADJUVANT, and/or intermediates used in such process, and which are useful in the FIELD. Included within the definition of PATENTS are any continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions including SPC’s thereof. Also included within the definition of PATENTS are any patents or patent applications which generically or specifically claim or have claims covering any improvements of ADJUVANT or intermediates or manufacturing processes required or useful for production of ADJUVANT which are developed by CPG, and/or under which CPG otherwise has the right to grant licenses or sublicenses, now or in the future, during the term of this Agreement and in all cases which relate to the FIELD. The list of patents and patent applications encompassed within PATENTS on the Effective Date is set forth in Appendix A attached hereto.

1.23	“PRODUCT” shall mean any and all pharmaceutical compositions for the PROPHYLACTIC IMMUNIZATION and/or THERAPEUTIC IMMUNIZATION against infectious diseases in humans comprising one or more of the LICENSED ANTIGENS in combination with ADJUVANT as an ingredient or component in any formulation, configuration, combination and/or delivery system, to the extent ADJUVANT induces, augments, fine-tunes or enhances the ANTIGEN specific immune response of such LICENSED ANTIGENS contained within PRODUCT.

1.24	“PROPHYLACTIC IMMUNIZATION” shall mean the use of PRODUCT or COMBINATION to immunize persons with no diagnosed relevant disease.

1.25	“REDUCED FINANCIAL TERMS” shall mean the financial terms set forth in Appendix E.

1.26	“RESEARCH AND DEVELOPMENT PROGRAM” shall mean the research and development program directed to the examination of the ADJUVANT mode of action in combination with LICENSED ANTIGEN within PRODUCT and/or COMBINATION in the context of THERAPEUTIC IMMUNIZATION within the FIELD. An outline of the RESEARCH AND DEVELOPMENT PROGRAM will be set forth in Appendix C.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.27	“SIGNIFICANT COMPETITION” shall mean on a country-per-country and PRODUCT-per-PRODUCT basis including COMBINATIONS, the presence of a competitor other than the second CO-EXCLUSIVE licensee or CPG (or other non exclusive licensees in case of HIV) on such market who is selling a competing product which utilizes unmethylated cytosine guanine dinucleotides as adjuvant in combination with LICENSED ANTIGENS CO-EXCLUSIVELY licensed hereunder, to the extent such competitor obtained a market share of [******] percent ([**]%) or more or has doubled its market share in the previous year from a base market share of at least [****] percent ([*]%).

1.28	“SPC” shall mean all Supplementary Protection Certificates for medicinal products and their equivalents provided under the Council Regulation (EEC) N° 1768/92 of June 18, 1992.

1.29	“SPECIFIC FIELD” shall mean the use of ADJUVANT (i) as part of or in conjunction with a DNA VACCINE or (ii) other than in combination’ with a LICENSED ANTIGEN (except as permitted in Section 1.09 as part of a COMBINATION).

1.30	“STEERING COMMITTEE” shall mean the entity organized and acting pursuant to Section 5.

1.31	“TECHNOLOGY” shall mean KNOW HOW and/or PATENTS.

1.32	“TERRITORY” shall mean all the countries and territories in the world.

1.33	“THERAPEUTIC IMMUNIZATION” shall mean the use of PRODUCT or COMBINATION to immunize patients with diagnosed relevant disease.

1.34	“THIRD PARTY(IES)” shall mean any party which is neither a party to this Agreement nor an AFFILIATE.

1.35	“UPDATED FINANCIAL TERMS” shall mean the financial terms selected by SB during the EVALUATION PERIOD in accordance with Section 3, of which the lower limit and the upper limit are set forth in Appendix D.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.36	“VALID CLAIM” shall mean a claim subsisting in a patent or in a pending patent application, being a claim that has not finally been canceled, revoked or held invalid by a final decision of a court or other authority having jurisdiction to decide the issue. A final decision in this context means a decision which has become legally binding either because no appeal has been taken and the time for appeal has expired, or because any appeal taken is no longer pending, leaving the decision of cancellation, revocation or invalidation standing without possibility of further appeal.

For the purpose of this Agreement, except as otherwise expressly provided in this Agreement or unless the context otherwise requires: (a) defined terms include the plural as well as the singular and the use of any gender shall be deemed to include the other gender; (b) references to “Articles”, “Sections” and other subdivisions and to “Schedules” without reference to a document, are to designated Articles, Sections and other subdivisions of, and to Schedules to, this Agreement; (c) the use of the term “including” means “including but not limited to”; and (d) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provisions.

2.	SCOPE

CPG grants herewith a CO-EXCLUSIVE LICENSE (except non-exclusive license for HIV) to SB in accordance with the terms stated herein.

At the end of the EVALUATION PERIOD, SB shall, after evaluation of the PATENT strengths and weaknesses, in accordance with the provisions set forth in Section 3 below decide on the UPDATED FINANCIAL TERMS or the REDUCED FINANCIAL TERMS which shall become applicable after the EVALUATION PERIOD (as such period may be extended).

3.	EVALUATION

3.01

CPG shall during the EVALUATION PERIOD use its best efforts to resolve claims relating to the DISPUTED PATENTS to the satisfaction of SB. In resolving claims relating to the DISPUTED PATENTS, CPG shall successfully terminate any action which relates to the ownership of PATENTS and shall

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

not abandon any claim under any PATENT without prior approval of SB, which approval, with respect to routine patent prosecution matters, shall not be unreasonably withheld or delayed. SB shall at all times have the right to make comments regarding any proposal made by CPG hereunder or any proposed settlement or action.

3.02	CPG, to the extent legally possible, shall keep SB fully informed during the EVALUATION PERIOD (or any extension thereof) about the status of the resolution of the claims relating to the DISPUTED PATENT and shall disclose any information pertaining thereto to SB, including but not limited to copies of correspondence and documents.

3.03	The parties shall, during the EVALUATION PERIOD (or any extension thereof), collaborate in the prosecution and maintenance of the PATENTS in order to safeguard and/or improve the claims under PATENTS. [**]% of the amount paid by SB pursuant to Section 3.O1.b hereunder shall be dedicated to support such activities in accordance with a decision of the STEERING COMMITTEE.

3.04	Provided claims relating to DISPUTED PATENTS have been resolved during the EVALUATION PERIOD (or EXTENDED EVALUATION TERM as defined in Section 3.05) in accordance with Section 3.01, SB shall elect UPDATED FINANCIAL TERMS which shall be effective after the expiration of the EVALUATION PERIOD (or any extension thereof as the case may be). In determining the UPDATED FINANCIAL TERMS, SB shall take the following into account:

•	impact of the DISPUTED PATENTS and related settlements or proceedings on the patentability of claims under PATENTS;

•	likelihood of obtaining BROAD FIELD OF USE and/or COMPOSITION OF MATTER claims within the TERRITORY;

•	data obtained during the EVALUATION PERIOD (or any extension thereof as the case may be) through the RESEARCH AND AND DEVELOPMENT PROGRAM or otherwise which support the usefulness of the ADJUVANT within PRODUCTS in humans.

Upon election of the UPDATED FINANCIAL TERMS all amounts already paid by SB hereunder during the EVALUATION PERIOD (or any extension

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

thereof as the case may be) shall be credited against the corresponding amounts of the UPDATED FINANCIAL TERMS, and parties shall enter into a restated contract no later than at the expiration of the EVALUATION PERIOD (or any extension thereof as the case may be) to incorporate such UPDATED FINANCIAL TERMS as elected by SB hereunder, into the Agreement and to provide payment for any balance due as continuation fee as set forth in Appendix D, and any other amounts then due.

3.05	If claims relating to DISPUTED PATENTS have not been resolved at the end of the EVALUATION PERIOD in accordance with Section 3.01, SB shall have the option (to be exercised no later than one (1) week before expiry of the EVALUATION PERIOD) to extend the EVALUATION PERIOD for an additional twelve (12) months (“EXTENDED EVALUATION TERM”) or to elect the REDUCED PAYMENT TERMS for a non-exclusive license or to elect the lower limit of the UPDATED FINANCIAL TERMS for a CO-EXCLUSIVE license.

If at the end of the EXTENDED EVALUATION TERM, claims relating to DISPUTED PATENTS are still not resolved in accordance with Section 3.01, SB shall have the option either to elect the REDUCED PAYMENT TERMS for a non exclusive license or a CO-EXCLUSIVE license at the lower limit of the UPDATED FINANCIAL TERMS.

In either event the parties shall enter into a restated contract, reflecting the REDUCED PAYMENT TERMS or the UPDATED FINANCIAL TERMS in this Agreement as elected by SB, all amounts already paid by SB hereunder during the EVALUATION PERIOD (or any extension thereof as the case may be) shall be credited against the corresponding amounts included in the restated contract, and SB shall provide payment for any balance due as continuation fee as set forth in Appendix D or Appendix E, and any other amounts then due.

3.06	Any determination made by SB pursuant to this Section 3 shall be made in good faith.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.	RESEARCH AND DEVELOPMENT PROGRAM

4.01	Scope of RESEARCH AND DEVELOPMENT PROGRAM

The parties shall as from the Effective Date conduct the RESEARCH AND DEVELOPMENT PROGRAM under the supervision of the STEERING COMMITTEE.

During the RESEARCH AND DEVELOPMENT PROGRAM, CPG will examine the ADJUVANT mode of action in combination with LICENSED ANTIGEN within PRODUCT and/or COMBINATION in the context of THERAPEUTIC IMMUNIZATION within the FIELD. The STEERING COMMITTEE will decide on an outline of the RESEARCH AND DEVELOPMENT PROGRAM which will be attached hereto as Appendix C. The STEERING COMMITTEE shall determine the final program of activities and shall update Appendix C no later than sixty (60) days after the Effective Date.

4.02	Conduct of RESEARCH AND DEVELOPMENT

PROGRAM During the Research Term, CPG shall:

a)

undertake RESEARCH AND DEVELOPMENT PROGRAM with SB as set forth in Appendix C as further completed by the STEERING COMMITTEE, and such other activities which, from time to time, the STEERING COMMITTEE decides as being necessary for the success of the RESEARCH AND DEVELOPMENT PROGRAM, provided that such decision is consistent with the RESEARCH AND DEVELOPMENT PROGRAM and the terms and conditions of this Agreement. It is understood that (i) SB shall be under no, obligation to participate in the RESEARCH AND DEVELOPMENT PROGRAM other than by providing funding and scientific input as set forth herein and by participating in discussions during the EVALUATION PERIOD (as such period may be extended) regarding the PATENTS and potential claims thereafter and (ii) that CPG shall have no obligation to provide resources for the performance of the RESEARCH AND DEVELOPMENT

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

PROGRAM other than as set forth in Appendix C or as otherwise mutually agreed.

(b)	use all reasonable efforts and proceed diligently to perform or have performed the work set out for CPG in THE RESEARCH AND DEVELOPMENT PROGRAM in a timely manner. It is the intention of the parties to proceed in a cost-effective manner.

(c)	conduct the RESEARCH AND DEVELOPMENT PROGRAM in a good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations;

(d)	promptly provide an invention disclosure report to SB with respect to any CPG Invention or Joint Invention (as these terms are defined in Section 4.05 below);

(e)	allow representatives of SB, upon reasonable notice and during normal business hours, to visit the facilities of CPG or its contractees where the RESEARCH AND DEVELOPMENT PROGRAM is being conducted, and to consult informally, during such visits and by telephone, with CPG’s personnel performing work on the RESEARCH AND DEVELOPMENT PROGRAM.

4.03	Records

(a)	CPG shall maintain records, in sufficient detail and in good scientific manner, which shall be complete and accurate in all material respects and shall fully and properly reflect all work done and results achieved in the performance of the RESEARCH AND DEVELOPMENT PROGRAM (including all data in the form required under all applicable laws and regulations). During the Research Term, CPG shall provide quarterly reports to SB in mutually agreed form.

(b)	SB shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all such records of CPG relating to the RESEARCH AND

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

DEVELOPMENT PROGRAM to the extent reasonably required for the performance of its obligations under this Agreement. SB shall maintain such records and the information contained therein in confidence in accordance with Section 12 and shall not use such records or information except to the extent otherwise permitted by this Agreement.

4.04	Budget

The STEERING COMMITTEE shall fix the budget required for the performance of the RESEARCH AND DEVELOPMENT PROGRAM. CPG shall fund the RESEARCH AND DEVELOPMENT PROGRAM from amounts otherwise paid to CPG under Section 8.01.b up to a maximum amount of [*******************************] US dollars (US$ [*******]) for the Research Term (as defined in Section 4.06).

4.05	Inventions

Inventions made by employees, consultants or agents of both CPG and SB working together shall be jointly owned by both parties (“Joint Inventions”). Each party shall have the right to sublicense its interest in Joint Inventions subject to the provisions set forth in Section 17.03. Inventions which arise from the RESEARCH AND DEVELOPMENT PROGRAM and which are made by an employee, consultant, or agent of CPG, solely or jointly, other than with an employee or agent of SB shall be owned by CPG (“CPG Inventions”); Inventions which arise from the RESEARCH AND DEVELOPMENT PROGRAM and which are made by an employee, consultant, or agent of SB, solely or jointly other than with an employee or agent of CPG shall be owned by SB (“SB Inventions”). Except as provided otherwise herein, SB and CPG shall retain their respective unrestricted rights to make, have made, use and sell such inventions which are owned by them solely.

4.06	Research Term

The term of the RESEARCH AND DEVELOPMENT PROGRAM shall commence on the Effective Date and shall continue, except as otherwise provided in this Agreement, for a period of one (1) year thereafter (the “Research Term”). The parties may extend the Research Term and revise the budget by mutual agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.	STEERING COMMITTEE

5.01	Members

The parties shall establish the STEERING COMMITTEE which shall be comprised of six members, three representatives designated by each party. The members of the STEERING COMMITTEE may be represented at any meeting by a designee appointed by such member for such meeting. The chairperson of the STEERING COMMITTEE shall be designated annually on an alternating basis between the parties. The initial chairperson shall be selected by SB. The party not designating the chairperson shall designate one of its representative members as secretary to the STEERING COMMITTEE for such year. Each party shall be free to change its representative members on notice to the other party.

5.02	Responsibilities

The STEERING COMMITTEE shall be responsible for overseeing the RESEARCH AND DEVELOPMENT PROGRAM in a manner which is consistent with the terms and conditions of this Agreement, including, without limitation:

(a)	to evaluate and determine scientific criteria to be implemented under the RESEARCH AND DEVELOPMENT PROGRAM;

(b)	to review, approve and modify the RESEARCH AND DEVELOPMENT PROGRAM and the budget included therein;

(c)	to review and evaluate progress under the RESEARCH AND DEVELOPMENT PROGRAM;

(d)	to provide for the exchange of information and materials relating to the RESEARCH AND DEVELOPMENT PROGRAM; and

(e)	to coordinate, monitor and approve publication of research results arising from the RESEARCH AND DEVELOPMENT PROGRAM.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(f)	to review and control the expenditures made in accordance with the budget.

After the Research Term, the STEERING COMMITTEE shall be responsible for monitoring future developments and technologies conducted by CPG and relevant to the license granted hereunder to SB, and monitoring the development of PRODUCTS and/or COMBINATIONS by SB.

5.03	Meetings

The STEERING COMMITTEE shall meet at least twice every calendar year, and more frequently as the parties deem appropriate, on such dates and at such times as the parties shall agree. Meetings may also be called by either party, on ten (10) days written notice to the other, unless such notice is waived by the parties. The meeting shall alternate between the offices of the parties unless the parties otherwise agree. The chairperson shall be responsible for sending notices of meetings to all members. The STEERING COMMITTEE may also convene or be polled or consulted from time to time by means of telecommunications, video conferences or correspondence, as deemed necessary or appropriate. Two weeks prior to each of the two STEERING COMMITTEE meetings described above, a summary of progress under the RESEARCH AND DEVELOPMENT PROGRAM shall be provided by CPG to the members of the STEERING COMMITTEE, including a detailed accounting of the expenditures.

5.04	Decisions

(a)	All decisions of the STEERING COMMITTEE shall be made by unanimous agreement of the members present in person or by telephone at any meeting, with the CPG members cumulatively having one vote and the SB members cumulatively having one vote. A quorum for a meeting shall require at least one representative from CPG and at least one representative from SB.

(b)

In the event that the unanimity cannot be reached by the STEERING COMMITTEE with respect to a matter that is subject to its decision-making authority, then the matter shall be referred for further review and resolution to the President of SmithKline Beecham Biologicals S.A., (“SB BIO”) rue de I’Institut 89, 1330 Rixensart, Belgium or such other similar position designated by SB from time to time, and the President of CPG, or such other similar

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

position designated by CPG from time to time. The designated officers at each Party shall use reasonable efforts to resolve the matter within thirty (30) days after the matter is referred to them.

(c)	In the event the designated officers fail to resolve the matter in accordance with paragraph (b) above, the decision of SB BIO’s President shall prevail in all cases.

5.05	Minutes

Within 15 days after each STEERING COMMITTEE meeting, the secretary of the STEERING COMMITTEE shall prepare and distribute minutes of the meeting, which shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by the STEERING COMMITTEE. The secretary shall be responsible for circulation of all drafts and final minutes. Draft minutes shall be first circulated to the chairperson, edited by the chairperson and then circulated in final draft form to all members of the STEERING COMMITTEE sufficiently in advance of the next meeting to allow adequate review and comment prior to the meeting. Minutes shall be approved or disapproved, and revised as necessary, at the next meeting. Final minutes shall be distributed to the members of the STEERING COMMITTEE.

5.06	Term

The STEERING COMMITTEE shall exist until the termination or expiration of all obligations of SB to pay royalties under this Agreement.

5.07	Expenses

Each Party shall be responsible for all travel and related costs for its representatives to attend meetings of, and otherwise participate on, the STEERING COMMITTEE.

6.	GRANT

In consideration of the obligations assumed by SB hereunder, CPG hereby grants to SB and to any AFFILIATES of SB the following licenses as set forth

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

in this paragraph 6 with in each case the right to grant sublicenses, under TECHNOLOGY to develop, have developed, make, have made, use, have used, sell, offer for sale, have sold, keep and/or import in the TERRITORY and in the FIELD all PRODUCTS and/or COMBINATIONS, subject to the following:

(A1)	For PROPHYLACTIC IMMUNIZATION within the FIELD, CPG grants a CO-EXCLUSIVE license for the following LICENSED ANTIGENS (including combinations thereof) and no other ANTIGENS (except as provided in Section 1.09)

•	HPV ANTIGENS

•	HBV ANTIGENS

•	INFLUENZA ANTIGENS

•	Chlamydia ANTIGENS

•	Mycobacterium ANTIGENS

•	RSV ANTIGENS

•	Malaria ANTIGENS

(A2)	For PROPHYLACTIC IMMUNIZATION within the FIELD, CPG grants a non-exclusive license for the following LICENSED ANTIGENS and no other ANTIGENS (except as provided in Section 1.09) :

•	HIV ANTIGENS

(B)	For THERAPEUTIC IMMUNIZATION within the FIELD, CPG grants SB a CO-EXCLUSIVE license for the following LICENSED ANTIGENS (including combinations thereof) and no other ANTIGENS (except as provided in Section 1.09) :

•	HPV ANTIGENS

•	HBV ANTIGENS

•	Chlamydia ANTIGENS

•	Mycobacterium ANTIGENS

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

7.	PREFERENTIAL RIGHTS OF SB

7.01	If CPG elects to grant a CO-EXCLUSIVE license to a THIRD PARTY with more favorable terms regarding royalties or milestone payments or license fees (excluding consideration of any other nature) on a LICENSED ANTIGEN per LICENSED ANTIGEN basis and country by country basis, CPG will provide SB with a written summary of such Agreement and shall disclose to SB all information required for SB to make a considered judgment under this Section 7.01. In case the terms of such agreement are in the aggregate, on a LICENSED ANTIGEN per LICENSED ANTIGEN basis and country by country basis, more favorable in terms of royalties, milestone payments or license fees (excluding consideration of any other nature) than the relevant royalty rates, milestone payments or license fees due hereunder for such LICENSED ANTIGEN, SB shall have the option to elect in writing to apply the entire package of royalty rates (including offset provisions), milestone payments and license fees awarded to such THIRD PARTY in lieu of the respective provisions contained herein, solely with respect to such LICENSED ANTIGEN. Upon any such election, SB shall pay to CPG any sums due by virtue of such election or shall receive a credit against future payments due hereunder of any refunds due to SB (such differential shall be calculated based on all cash considerations, pro-rated if necessary per LICENSED ANTIGEN, which CPG has received for such LICENSED ANTIGEN from SB under this Agreement prior to SB’s decision to elect the offer of THIRD PARTY terms and conditions). If any non-cash consideration is received by CPG pursuant to any such THIRD PARTY license, CPG shall in good faith assign a reasonable cash value to such consideration which shall be included in any notice to SB hereunder. In addition, if any COMBINATION is sold for which alternative royalty calculations have been elected by SB pursuant to this Section 7.01 for one but not all LICENSED ANTIGENS of such COMBINATION, NET SALES VALUE shall be apportioned accordingly among the various LICENSED ANTIGENS using the method set forth in Section 1.20 for COMBINATIONS.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

7.02	In the event that SB desires to develop and/or market a COMBINATION containing an ANTIGEN other than LICENSED ANTIGEN which BENEFITS from ADJUVANT, CPG agrees to negotiate in good faith with SB for a period not to exceed ninety (90) days a license for such purposes, provided that CPG is able at the time of such request to grant a license as requested by SB.

8.	LICENSE FEES, PATENT. GRANT FEES, MILESTONE PAYMENTS AND ROYALTIES

8.01.a	In consideration of the license under PATENTS and KNOW-HOW resulting from the research performed by CPG prior to the Effective Date and the right to use the pre-clinical information developed by CPG prior to the Effective Date and granted to SB hereunder, SB shall pay the following amount to CPG: three million US dollars (US$ 300,000), which shall be paid on the first working day following the Effective Date.

8.01.b	In consideration of PATENT prosecution of CPG during or prior to the first anniversary date of the Effective. Date, SB shall pay to CPG five hundred thousand US dollars (US$ 500,000) upon the first working day following the Effective Date

8.02	Subject to compliance with Section 13.02, in the event any of the PATENTS within the FIELD is granted, which PATENT remains unopposed and/or unchallenged (revocation, action, declaration of interference) by any THIRD PARTY for 1 (one) year, SB shall make the following payments (once only) on the first occurrence of each of the following events:

(a)	[**********************] US dollars (US$ [*******]) at the first anniversary date of grant of a “COMPOSITION OF MATTER” claim in the USA, provided that such COMPOSITION OF MATTER is useful for at least two (2) SB PRODUCTS;

(b)	[******************************] US dollars (US$ [*******]) at the first anniversary date of the date of grant of a “BROAD FIELD OF USE” claim in the USA; and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(c)	[******************************] US dollars (US$ [*******]) at the first anniversary date of grant of a “BROAD FIELD OF USE” claim in Europe (as defined in Section 8.07).

For the purpose of this Section 8.02, the PATENTS owned or controlled by ISIS set forth in Appendix A are excluded.

8.03	SB shall pay once only per LICENSED ANTIGEN the following amounts to CPG upon the first achievement of the following development milestones for each of the first five PRODUCTS or COMBINATIONS containing such LICENSED ANTIGEN(S) CO-EXCLUSIVELY licensed hereunder for PROPHYLACTIC IMMUNIZATION :

1.	Filing of IND in US or Canada or equivalent in Europe : [******************] US dollars (US$ [*******])

2.	Successful completion of first phase I clinical trial: [**********************] US dollars (US$ [*******])

3.	Initiation of pivotal phase III clinical trial: [********************] US dollars (US$ [*******])

4.	Submission and acceptance for regulatory review for marketing approval of PRODUCT or COMBINATION to the appropriate regulatory agency in USA or Canada or Europe: [********************] US dollars (US$ [*******])

5.	Marketing approval of PRODUCT or COMBINATION by the appropriate regulatory agency in the USA or Canada or Europe: [*********************] US dollars (US$ [*******]).

For the sixth and following PRODUCTS or COMBINATIONS containing LICENSED ANTIGENS) CO-EXCLUSIVELY licensed hereunder for PROPHYLACTIC IMMUNIZATION to reach the above milestones, the above milestones 1 to 5 will be reduced by [*******] ([**]%). For the sake of clarity, the reference to sixth is not relative to the order depicted in Section 6 (Al) above and each milestone shall only be payable once per LICENSED ANTIGEN.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

For the first (and the first only) PRODUCT or COMBINATION containing a LICENSED ANTIGEN non-exclusively licensed hereunder for PROPHYLACTIC IMMUNIZATION to reach the above milestones, the above milestones 1 to 5 under this Section 8.03 will be reduced by fifty percent (50%) and such milestones shall be payable upon occurrence of the events specified under Section 8.03.

8.04	SB shall pay the following amounts once only per LICENSED ANTIGEN to CPG upon first achievement of the following milestones for each PRODUCTS or COMBINATIONS containing such LICENSED ANTIGEN(S) CO-EXCLUSIVELY licensed hereunder for THERAPEUTIC IMMUNIZATION:

1.	Filing of IND in US or Canada or equivalent in Europe: [********************] US dollars (US$ [*******]).

2.	Successful completion of first phase I clinical trial: [**********************] US dollars (US$ [*******])

3.	Initiation of pivotal phase Ill clinical trial: [*********************] US dollars (US$ [*******])

4.	Submission and acceptance for regulatory review for marketing approval of PRODUCT or COMBINATION to the appropriate regulatory agency in USA or Canada or Europe: [*********************] US dollars (US$ [*******])

5.	Marketing approval of PRODUCT or COMBINATION by the appropriate regulatory agency in the USA or Canada or Europe: [**********************] US dollars (US$ [*******]).

Each milestone shall be payable once only per LICENSED ANTIGEN.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

8.05	In Section 8.03 and 8.04 the following terms shall have the meanings defined below:

“Successful Completion of phase l clinical trial” means completion of a clinical trial in which safety and improved immunogenicity of PRODUCT and/or COMBINATION has been established in humans;

“Initiation of pivotal phase III clinical trial” means the date when PRODUCT and/or COMBINATION is first administered to subjects in a pivotal clinical trial for which regulatory authorisation has been obtained as a result of the `Filing for Phase III’ or the date that SB has been convinced to its satisfaction that the FDA has determined that data produced during Phase 11 clinical trials is sufficient to support filing of a PLA without any data from Phase III clinical trials.

“Europe” means that the regulatory agency is the EMEA/CPMP (centralised procedure) or, in the event that the decentralised procedure is followed, that the procedure encompasses more than one major country chosen from UK, France, Germany and Italy.

8.06	In case of PRODUCTS or COMBINATIONS containing more than one (1) LICENSED ANTIGEN, the milestones corresponding to said LICENSED ANTIGENS shall be aggregated, provided however that each milestone set forth in Sections 8.03 and 8.04 shall only be paid once per LICENSED ANTIGEN.

8.07	No milestone shall be payable for any PRODUCT and/or COMBINATION (I) in relation to ANTIGENS other than LICENSED ANTIGENS within a COMBINATION or (ii) if the milestones for the relevant LICENSED ANTIGEN(S) has been previously paid.

8.08	All marketing approval milestone payments set forth under Point 5 in Sections 8.03 and 8.04 for PRODUCTS and/or COMBINATIONS containing a given CPG motif and CPG oligonucleotides under TECHNOLOGY are creditable against [*****] percent ([**]%) of current and future royalties owed pursuant to Section 8.09 for the PRODUCT OR COMBINATION using the same CPG motifs and CPG oligonucleotides covered by TECHNOLOGY provided that such credits shall not cause the royalties otherwise payable in any one calendar quarter to be reduced by more than [*****] percent ([*****]%). However, any uncredited balance of creditable milestone payments will be carried forward to any following calendar quarter.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

8.09.I	As consideration for the license under PATENTS granted to SB under this Agreement and subject to Sections 8.10 and 9, SB shall pay to CPG the following royalties (“Patent Royalty”) on NET SALES VALUE:

A.	For PRODUCTS and/or COMBINATIONS containing LICENSED ANTIGEN(S) for PROPHYLACTIC IMMUNIZATION covered by:

A.1.	a “BROAD FIELD OF USE” claim in a PATENT issued in the country where the PRODUCT and/or COMBINATION is sold:

[*******************] percent ([***]%) of NET SALES VALUE of PRODUCTS and/or COMBINATIONS containing LICENSED ANTIGENS CO-EXCLUSIVELY licensed to SB hereunder;

[***] percent ([*]%) of NET SALES VALUE of PRODUCTS and/or COMBINATIONS containing only those LICENSED ANTIGENS non- exclusively licensed to SB hereunder.

A.2	a “COMPOSITION OF MATTER” claim in a PATENT issued in the country where the PRODUCT and/or COMBINATION is sold and not a BROAD FIELD OF USE claim in such country

[***] percent ([*]%) of ANNUAL NET SALES VALUE of PRODUCTS and/or COMBINATIONS containing LICENSED ANTIGENS CO-EXCLUSIVELY licensed to SB hereunder;

[******************] percent ([***]%) of ANNUAL NET SALES VALUE of PRODUCTS and/or COMBINATIONS containing only those LICENSED ANTIGENS non-exclusively licensed to SB hereunder.

B.

For PRODUCTS and/or COMBINATIONS containing LICENSED ANTIGEN(S) for THERAPEUTIC IMMUNIZATION CO-EXCLUSIVELY licensed hereunder to SB, the royalty rates set forth above (for LICENSED ANTIGENS CO-EXCLUSIVELY

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

licensed to SB) shall apply. In addition, SB shall pay the following royalty rates based on portions of ANNUAL NET SALES VALUE in the calendar year and in the TERRITORY of each such PRODUCT and/or COMBINATION:

•	On the portion of ANNUAL NET SALES VALUE: less than [*******************] US dollars (< US$ [***********]): [***]]%

•	On the portion of ANNUAL NET SALES VALUE: more than or equal to [*******************] US dollars (>US$ [***********]) and less [*********************] US dollars (< US$ [***********]): [***]%

•	On the portion of ANNUAL NET SALES VALUE: more than or equal to [*********************] US dollars (>US$ [***********]) and less than [***********] US dollars (< US$[***********]): [***]%

•	On the portion of ANNUAL NET SALES VALUE: more than or equal to [***********] US dollars (> US$ [*************]) and less than [************************************] US dollars (< US$ [*************]): [*]%

•	On the portion of ANNUAL NET SALES VALUE: more than or equal to [************************************] US dollars (>US$[*************]): [***]%

provided in all events under A and B above, sales of PRODUCT and/or COMBINATION are covered by a VALID CLAIM of a granted PATENT, not subject to any ownership dispute which materially reduces or affects any rights granted to SB hereunder.

8.09.II	In case PATENTS covering PRODUCT and/or COMBINATION are pending but not granted in any country such that no royalty pursuant to Section 6.09 (I) applies, the following royalty rates shall apply for such country:

A.

If PRODUCTS and/or COMBINATIONS containing LICENSED ANTIGEN(S) are covered by a BROAD FIELD OF USE claim in such PATENT: the royalty rate under Section 8.09.I.A.2 above for COMPOSITION OF MATTER shall apply to the NET SALES VALUE and such royalties shall be payable to CPG

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

and the differential between the royalty rate for BROAD FIELD OF USE claim under Section 8.09.I.A1 or Section 8.09.1.B (as the case may be) and such royalty rate for an issued COMPOSITION OF MATTER claim, all applied to NET SALES VALUE shall be paid by SB into the ESCROW until the earlier of (i) the expiration of a period of five (5) years (seven (7) years in Japan) of the initial PATENT application containing such BROAD FIELD OF USE claim or (ii) the PATENT has been issued (in which case the amounts on the ESCROW account shall be released to the benefit of CPG) or until the PATENT has been abandoned by CPG or revoked or otherwise invalidated (in which case the amounts on the ESCROW account shall be released to the benefit of SB). Two (2) years after expiration of such five (5) year period (Japan: seven (7) years) and provided the PATENT has not been issued during such period, the amounts on the ESCROW account shall be released to the benefit of SB.

B.	If PRODUCTS and/or COMBINATION containing LICENSED ANTIGEN are covered by a pending COMPOSITION OF MATTER claim in such PATENT and not a pending BROAD FILE OF USE claim (as per Section 8.09.II.A above) and

(i)	if such PATENT has not been pending for more than five (5) years (except Japan: seven (7) years), then the royalty rate set forth under Section 8.09.i.A2 or Section 8.09.1.B (as the case may be) for COMPOSITION OF MATTER claim shall apply.

(ii)	if such PATENT has been pending for more than five (5) years (except Japan: seven (7) years), then the royalty rate set forth under Section 8.12 shall apply to NET SALES VALUE.

(iii)	if and when such PATENT is granted after such five (5) year (except Japan: seven (7) year) period, then the royalty rate under Section 8.09.I.A2 or Section 8.09.13 (as the case may be) shall apply.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

8.09.III	In case PATENTS covering PRODUCT and/or COMBINATION are pending but not granted such that no Royalty Rate pursuant to Section 6.09.1 is due and any such PATENT is being INFRINGED, (as long as INFRINGEMENT exists), the royalty rate under Section 8.12 shall apply to NET SALES VALUE in such country (or countries). Provided and as long as the relevant claim of such PATENT which is being INFRINGED has been pending for no more than five (5) years (Japan: seven (7) years): the differential between the royalty rate for COMPOSITION OF MATTER claim under Section 8.09.I.A2 or Section 8.09.1.B (as the case may be) and the royalty rate under Section 8.12 applied to NET SALES VALUE in such country (or countries) shall be paid into ESCROW until:

(i)	a final decision of a court or other legal or administrative tribunal from which no appeal is or can be taken upholds the validity and enforceability of such PATENTS, or product registration of the THIRD PARTY infringer is withdrawn, in which case the amounts on the ESCROW account shall be released to the benefit of CPG;

(ii)	a final decision of a court or other legal or administrative tribunal from which no appeal is or can be taken upholds the validity and enforceability of the THIRD PARTY infringer’s patent or such five (5) year period ((or seven (7) year period for Japan)) expires without issuance of the PATENTS and no litigation is then pending, in which case the amounts on the ESCROW account shall be released to the benefit of SB.

(iii)	such THIRD PARTY ceases for a period of six (6) consecutive months the INFRINGEMENT, in which event the amounts in the ESCROW account shall be released to the benefit of CPG.

8.10.a	In case of PRODUCTS or COMBINATIONS containing several LICENSED ANTIGENS, only the highest applicable royalty rate shall apply to the NET SALES VALUE of the PRODUCT or COMBINATION.

b.	In case a PRODUCT and/or COMBINATION is not covered by a COMPOSITION OF MATTER claim or a BROAD FIELD OF USE claim, then the royalty rate set forth under Section 8.12 applies provided such PRODUCT and/or COMBINATION is covered by or incorporates KNOW-HOW.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

c.	In case a PRODUCT and/or COMBINATION is sold for both PROPHYLACTIC IMMUNIZATION and THERAPEUTIC IMMUNIZATION, then for those PRODUCTS or COMBINATIONS which have been used for PROPHYLACTIC IMMUNIZATION [as this results from IMS-MDA data] the royalty rates set forth under A of Section 8.09.1 (as adjusted by Section 8.09.II and 8.09.III as the case may be) above shall apply to the portion of the NET SALES VAULE of such PRODUCTS OR COMBINATIONS which have been used for PROPHYLACTIC IMMUNIZATION and the royalty rates set forth under B of Section 8.09.1 above shall apply to the portion of NET SALES VALUE of such PRODUCTS which have been used for THERAPEUTIC IMMUNIZATION (as determined by IMS-MDI data). In the event that IMS-MDI data do not account for all NET SALES VALUE of such PRODUCT or COMBINATION, the proportion of sales of both categories established by such reported data shall be applied to all NET SALES VALUE of such non reported PRODUCT or COMBINATION on a country-by-country basis.

8.11	Patent Royalty obligations payable under Section 8.09 above in each country of the TERRITORY shall expire on a PRODUCT by PRODUCT and country by country basis upon the later of the following: (i) twelve (12) years from the date of first commercial sale of PRODUCT and/or COMBINATION in such country or (ii) upon the expiration, lapse or invalidation of the last remaining VALID CLAIM of an issued PATENT covering PRODUCT and/or COMBINATION in such country, provided that an INFRINGEMENT action based on such VALID CLAIM could be brought against any THIRD PARTY developing, using, making or marketing a product having an adjuvant with a composition or characteristics similar to ADJUVANT contained in such product, whichever comes later.

8.12	For each PRODUCT or COMBINATION and as consideration for the license to KNOW-HOW granted to SB under this Agreement and subject to Section 9, SB shall pay to CPG for a period of seven (7) years from the first bona fide commercial sale of each PRODUCT and/or COMBINATION in each country anywhere in the TERRITORY, the following royalty (“Know-How Royalty”):

[************************] percent ([****]%) of NET SALES VALUE

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

from sales of PRODUCTS and/or COMBINATIONS in countries where no royalty is due pursuant to Section 8.09 and provided that the making, using or selling of PRODUCT and/or COMBINATION actually uses KNOW-HOW.

8.13	In case SIGNIFICANT COMPETITION occurs due to the activities from THIRD PARTIES who have not been granted CO-EXCLUSIVE rights as permitted hereunder and despite the existence of PATENTS, CPG will, upon SB’s request, renegotiate the terms and conditions of this Agreement with SB in good faith and shall use its best efforts to reduce the royalties payable by SB hereunder on a country per country basis and a PRODUCT per PRODUCT basis, to address such circumstances for the affected PRODUCT(S) (including COMBINATIONS).

8.14	Only one royalty shall be payable for any unit of PRODUCT and/or COMBINATION sold, which royalty shall be paid at the highest rate applicable on the relevant LICENSED ANTIGEN contained therein. SB shall pay royalties under PATENTS and KNOW HOW solely to CPG and CPG shall be solely responsible for any disputes regarding inventorship claims pertaining to PATENTS in addition to its obligations with respect to the warranties given under Section 18.01.

9.	COMPULSORY LICENSES AND THIRD PARTY LICENSES

9.01	In the event that a governmental agency in any country or territory grants or compels CPG, or SB, to grant a license under TECHNOLOGY to any THIRD PARTY for products that compete with a particular PRODUCT and/or COMBINATION, CPG shall notify SB and SB shall have the option within thirty (30) days of such notice to elect to have the benefit in such country or territory solely with respect to such PRODUCT or COMBINATION of all terms granted to such THIRD PARTY in lieu of the applicable terms granted to SB under this Agreement.

9.02

The parties recognise that OTHER PATENTS may exist. If at any time during the term of this Agreement, it is necessary for SB to obtain a license under OTHER PATENTS from any THIRD PARTIES in order to practice the license granted by CPG to SB hereunder and avoid infringement during the exercise of such license in a particular country, [*****] percent ([**]%) of royalties and/or fees

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(fees being prorated by SB in good faith if necessary) payable to such THIRD PARTIES) shall be creditable against current and future royalties payable hereunder with respect to the affected PRODUCTS and/or COMBINATIONS in such country, provided that such credits shall not cause the royalties otherwise payable with respect to such PRODUCTS or COMBINATIONS in any one calendar quarter to be reduced by more than [*****] percent ([**]%). However, any unused credit will be carried forward to any following calendar quarter with respect to payments relating to the affected PRODUCTS and/or COMBINATION.

9.03	In case a PRODUCT and/or COMBINATION for PROPHYLACTIC IMMUNIZATION is formulated with one or more ADDITIONAL ADJUVANTS and royalties and fees are due in relation to ADDITIONAL ADJUVANTS to THIRD PARTIES by SB in any country, [*****] percent ([**]%) of royalties and/or fees (fees being prorated by SB in good faith if necessary) payable to such THIRD PARTY shall be creditable against current and future royalties payable hereunder with respect to the affected PRODUCTS and/or COMBINATION in such country provided that such credits shall not cause the royalties payable for such PRODUCT or COMBINATION in any one calendar quarter to be reduced by more than [*****] percent ([**]%) nor the royalty rate otherwise payable hereunder be reduced by more than [***] percentage ([*]%) points. However, any unused credit will be carried forward to any following calendar quarter with respect to payments relating to the affected PRODUCTS and/or COMBINATION.

9.04	In case PRODUCT and/or COMBINATION for THERAPEUTIC IMMUNIZATION is formulated with one or more ADDITIONAL ADJUVANTS and royalties and fees are due in relation to ADDITIONAL ADJUVANTS to THIRD PARTIES by SB in any country, [*****] percent ([**]%) of such THIRD PARTY royalties and/or fees (fees being prorated by SB in good faith if necessary) shall be creditable against current and future royalties with respect to the affected PRODUCTS and/or COMBINATIONS in such country up to a maximum deduction of:

(a)	[************] ([***]) percentage points on the portion of its ANNUAL NET SALES VALUE below [********************] US dollars (US$ [***********]);

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(b)	[******************] ([***]) percentage points on the portion of its ANNUAL NET SALES VALUE exceeding [********************] US dollars (US$ [***********]) but below [*********] US dollars (US$[*************]);

(c)	[******************] ([***]) percentage points on the portion of its ANNUAL NET SALES VALUE exceeding [*********] US dollars (US$[*************]).

However, any unused credit will be carried forward to any following calendar quarter with respect to payments relating to the affected PRODUCTS and/or COMBINATION.

9.05	SB shall at its sole discretion enter into negotiation with such THIRD PARTIES and execute the agreements contemplated in Sections 9.02, 9.03 and 9.04 above. Prior to its negotiations SB shall consult with CPG in advance and shall reasonably consider any comments CPG may have as to the relevance of the contemplated license. SB shall use all commercially reasonable efforts to minimize the impact any such license may have on the royalty due to CPG hereunder, provided that SB shall have at all times the unconditional and exclusive right to enter into such license agreement(s).

9.06	If royalties payable by SB to THIRD PARTIES under license agreements referred to in Sections 9.02, 9.03 and 9.04 reach a level where further commercial exploitation of a PRODUCT and/or COMBINATION by SB in SB’s opinion is no longer economically viable, then the parties shall negotiate in good faith in order to reduce the royalties payable hereunder for such PRODUCT and/or COMBINATION and shall enter into an amendment hereto to this Agreement.

9.07	Notwithstanding any provision of this Section 9, in no event shall any offsets or reductions be applied by SB so as to reduce the level of royalties received and retained by CPG, to a net royalty rate of less than [**********] percent ([***]%) of NET SALES VALUE.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

10.	MANUFACTURING

10.01	SB shall cause any PRODUCT or COMBINATION produced for sale in the United States to be manufactured substantially in the United States as per US/NIH/Federal Law unless SB demonstrates to the US Government that such manufacture of ADJUVANT in the United States is not reasonable and obtains a waiver of such requirement. In such case CPG agrees to support SB in obtaining a waiver hereto. In the event that the US Federal Government exercises any rights it may have under US law in relation to any subject matter encompassed within TECHNOLOGY and such action adversely affects the rights of SB hereunder, the parties agree to discuss in good faith an amendment to the Agreement to address such adverse effects. in such event SB’s royalty obligation hereunder with respect to the affected PRODUCTS and countries shall be reduced by [*****] percent ([**]%).

10.02	SB shall assume entire responsibility for the scaling-up and manufacturing of PRODUCTS and/or COMBINATIONS and shall have the sole right to manufacture its PRODUCTS and/or COMBINATIONS which are licensed to SB hereunder.

10.03	CPG shall, promptly as from the Effective Date supply SB with copies of all data and information which comprises all KNOW-HOW existing as of the Effective Date, and CPG shall keep SB aware of, and promptly disclose to, SB all future KNOW-HOW owned and/or controlled by CPG during the term of this Agreement at no cost to SB.

11.	DEVELOPMENT

11.01

During the term of the Agreement, SB will, in accordance with SB’s reasonable business and scientific judgment, exercise its diligent efforts in developing and commercialising at least one PRODUCT or COMBINATION containing each CO-EXCLUSIVELY LICENSED ANTIGEN and in undertaking investigations and actions required to obtain appropriate governmental approvals to market such PRODUCTS or COMBINATIONS, consistent with its efforts on other products with similar market potential. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require SB to pursue commercialization of all LICENSED ANTIGENS at the same time. It is also understood that SB can concentrate its development

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

work on one LICENSED ANTIGEN to establish or fine-tune or modify the feasibility concept in the preclinical and clinical phase and once such development work is completed for such LICENSED ANTIGEN, SB shall use the improved technology for the development work on another LICENSED ANTIGEN. All such activity shall be undertaken at SB’s expense. At SB’s request and expense, CPG shall supply to SB reasonable technical assistance in undertaking such investigations and actions.

11.02	SB shall provide every six (6) months a summary report to CPG of its progress hereunder on or before the anniversary date of the Effective Date during the Research Term, as well as a summary of plans for the coming year.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

12.	EXCHANGE OF INFORMATION AND CONFIDENTIALITY

12.01	During the term of this Agreement, SB shall have full access to all matters encompassed within TECHNOLOGY and relevant to the licenses granted hereunder and CPG shall upon the request of SB promptly disclose and/or supply SB with all data and information which is within TECHNOLOGY relevant to the licenses granted hereunder. Parties shall discuss within the STEERING COMMITTEE any such matters and disclose such data and information to SB.

12.02	During the term of this Agreement, SB shall have full access to (and CPG will promptly disclose upon request of SB) all technology, information, inventions, data, process technology and any other information related to the use of ADJUVANT in PRODUCTS and/or COMBINATION, whether patentable or not, which CPG may develop, acquire or otherwise have or obtain rights or access to and which CPG can provide to SB.

12.03	During the term of this Agreement, each party shall promptly disclose to the other party any information that it obtains or develops regarding the safety of ADJUVANT in PRODUCTS and/or COMBINATIONS and shall promptly report to the other party any confirmed information of serious or unexpected reactions or side effects related to the utilisation or medical administration of ADJUVANT as a component of a PRODUCT and/or COMBINATION.

12.04

During the term of this Agreement and for five (5) years thereafter, irrespective of any termination earlier than the expiration of the term of this Agreement, CPG and SB shall not use or reveal or disclose to THIRD PARTIES any CONFIDENTIAL INFORMATION received from the other party including but not limited to that referred to in Sections 10.03, 11.01, 11.02, 12.02 and 12.03 or otherwise developed by either party in the performance of activities in furtherance of this

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Agreement without first obtaining the written consent of the other party, except as may be otherwise provided herein, or as may be required by SB for purposes of investigating, developing, manufacturing or marketing PRODUCT and/or COMBINATION or for securing essential or desirable authorisations, privileges or rights from governmental agencies, or is required to be disclosed to a governmental agency, or is necessary to file or prosecute patent applications concerning the use of ADJUVANT in PRODUCT and/or COMBINATION or to carry out any litigation concerning the use of ADJUVANT in PRODUCT and/or COMBINATION. This confidentiality obligation shall not apply to such information which is or becomes a matter of public knowledge, or is already in the possession of the receiving party, or is disclosed to the receiving party by a THIRD PARTY having the right to do so, or is subsequently and independently developed by employees of the receiving party or AFFILIATES thereof who had no knowledge of the confidential information disclosed. The parties shall take reasonable measures to ensure that no unauthorised use or disclosure is made by others to whom access to such information is granted.

12.05	Nothing herein shall be construed as preventing either party from disclosing any information received from the other party to an AFFILIATE or sublicensee or distributor, provided such AFFILIATE or sublicensee or distributor has undertaken a similar obligation of confidentiality with respect to the confidential information.

12.06

All CONFIDENTIAL INFORMATION disclosed by one party to the other shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (i) that CONFIDENTIAL INFORMATION received

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

from the other party under this Agreement remains the property of the other party and (ii) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party’s CONFIDENTIAL INFORMATION and to insure that the court, other tribunal or appointee maintains such CONFIDENTIAL INFORMATION in confidence in accordance with the terms of this Agreement.

12.07	The parties shall mutually agree on a press release upon execution of this Agreement and disclosures shall not refer to specific financial terms contained herein, unless required otherwise by law. No other public announcement or other disclosure to THIRD PARTIES concerning the existence of or terms of this Agreement shall be made, either directly or indirectly, by any party to this Agreement, except as may be legally required or as may be required for recording purposes, without first obtaining the approval of the other party and agreement upon the nature and text of such. announcement or disclosure, such agreement not to be unreasonably withheld or delayed. The party desiring to make any such public announcement or other disclosure shall use reasonable efforts to inform the other party of the proposed announcement or disclosure in reasonable sufficient time prior to public release, and shall use reasonable efforts to provide the other party with a written copy thereof, in order to allow such other party to comment upon such announcement or disclosure. Once any disclosure has been approved, either party may subsequently disclose any portion of the information contained in such disclosure without further consent.

12.08	Neither SB nor CPG shall submit for written or oral publication any manuscript, abstract or the like relating to the FIELD which includes data or other information generated and provided by the other party without first obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld. The contribution of each party if any shall be noted in all publications or presentations by acknowledgment or coauthorship, whichever is appropriate.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

13.	PATENT PROSECUTION AND LITIGATION

13.01	CPG shall be responsible for the filing, prosecution and maintenance of PATENTS at its own expense and shall diligently file, prosecute and maintain all PATENTS. CPG shall disclose to SB the complete texts of all patents and patent applications filed and/or controlled by CPG which relate to ADJUVANTS contained in PRODUCT and/or COMBINATIONS as well as all information received concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving a PATENT relevant to the licenses granted hereunder anywhere in the TERRITORY. SB shall have the right to review all such pending applications and other proceedings and make recommendations to CPG concerning them and their conduct and CPG shall adapt such modifications and/or proceedings to take any such reasonable and timely SB comment and recommendation into account. CPG agrees to keep SB promptly and fully informed of the course of patent prosecution or other proceedings including the provision to SB of copies of substantive communications, search reports and THIRD PARTY observations submitted to or received from patent offices throughout the TERRITORY. CPG shall provide such patent consultation to SB at no cost to SB. SB shall hold all information disclosed to it under this section as confidential subject to the provisions of Sections 12.04 and 12.05.

13.02

CPG shall not abandon or otherwise cause or allow to be forfeited any PATENT relevant to the licenses granted hereunder without providing prior written notice to SB to allow SB to request assumption of prosecution or maintenance of any such PATENT, either alone or in conjunction with CPG’s other CO-EXCLUSIVE licensee. In addition the parties shall mutually agree before

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

authorizing any amendment to any PATENT that would irrevocably reduce, abandon or materially modify the claims of such PATENT. SB’s rights pursuant to Sections 13.01 and 13.02 shall be exercised in a timely manner.

13.03	In the event of the institution of any suit by a THIRD PARTY against CPG, SB or their AFFILIATES or SB’s sublicensees or distributors for patent infringement involving the manufacture, use, sale, distribution or marketing of PRODUCT and/or COMBINATION by SB, its AFFILIATES or sublicensees or distributors. Anywhere in the TERRITORY, the party sued shall promptly notify the other party in writing. SB shall have the right but not the obligation to defend such suit at its own expense. CPG and SB shall assist one another and cooperate in any such litigation at the other’s request with the requesting party reimbursing all out of pocket expenses of the other party.

13.04	In the event that CPG or SB becomes aware of actual or threatened infringement of a PATENT anywhere in the TERRITORY that relates to the FIELD, that party shall promptly notify the other party in writing. CPG and/or its licensors of PATENTS shall have the first right but not the obligation to bring, at its own expense, an infringement action against any THIRD PARTY If CPG and/or its licensors of PATENTS has not commenced a particular infringement action within ninety (90) days of notification of any such infringement, CPG shall at SB’s request, attempt to coordinate, with licensors of PATENTS and/or CO-EXCLUSIVE licensees of CPG, efforts to allow SB and such licensors and/or licensees to bring such infringement action at SB’s own expense. The party (parties) conducting such action shall have full control over their conduct, including settlement thereof provided, however, that no settlement shall be entered into without the agreement of CPG and SB. In any event, CPG and SB shall assist one another and cooperate in any such litigation at the other’s request and expense.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

13.05	CPG and SB shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any patent litigation or settlement thereof from any recovery made by any party. Any excess amount shall be shared between SB and CPG, with the party conducting a particular infringement action receiving [*******] percent ([**]%) and the other party receiving [******] percent ([**]%) of such excess. Notwithstanding the foregoing in the event that other sublicensees of CPG participate in any such suit, any recovery shall be shared as mutually agreed by all parties.

13.06	The parties shall keep one another informed of the status of and of their respective activities regarding any patent litigation or settlement thereof concerning PRODUCT and/or COMBINATION.

13.07	If required and upon request of SB, CPG shall cooperate with SB to act as CPG’s agent for the purpose of making any application for any extensions of the term of PATENTS (including SPC’s) (in the United States of America as permitted under Title 35 of the United States Code) and shall provide reasonable assistance therefor to SB, at CPG’s expense. CPG shall not take any such action with respect to a SB proprietary PRODUCT, unless so requested by SB. The parties will discuss in good faith the applicable royalty rate of SPC’s, if and when such SPC’s have been obtained, based on the degree of market exclusivity provided.

13.08

CPG, on behalf of itself, and its successors hereby waives any and all actions and causes of action, claims and demands whatsoever in law or equity of any kind against SB and its AFFILIATES based upon the exercise by SB of its rights under

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

this Section 13, except in the case of gross negligence and/or willful misconduct by SB.

13.09	SB recognises that bringing an infringement action under Section 13.04 may result in a counterclaim of invalidity of PATENTS and/or claims in PATENTS. In defending such counterclaim(s), SB agrees to take into reasonable consideration the legitimate rights and interests of CPG and/or any other licensee(s) of CPG.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

14.	TRADEMARKS

14.01	SB, at its expense, shall be responsible for the selection, registration and maintenance of all trademarks which it employs in connection with PRODUCT and/or COMBINATION and shall own and/or control such trademarks. Nothing in this Agreement shall be construed as a grant of rights, by license or otherwise, to CPG to use such trademarks for any purpose.

14.02	If so required by law in a particular country, if one or more PATENTS owned or controlled by CPG cover any feature of any PRODUCT or COMBINATION, SB agrees to mark each and every package or container in which such PRODUCT or COMBINATION is used or sold by or for SB as required by law.

15.	STATEMENTS AND REMITTANCES

15.01	SB shall keep and require its AFFILIATES and sublicensees and distributors to keep complete and accurate records of all sales of PRODUCT and/or COMBINATION under the licenses granted herein CPG shall have the right, at CPG’s expense, through a certified public accountant or like person reasonably acceptable to SB, to examine the records of SB and its AFFILIATES during regular business hours during the life of this Agreement and for three (3) years after its termination; provided, however, that such examination shall not take place more often than once a year and shall not cover such records for more than the preceding three (3) calendar years and provided further that such accountant shall report to CPG only as to the accuracy of the royalty statements and payments. In the event that any such inspection shows an underreporting or underpayment in excess of [***] percent ([**]%) for any twelve (12) month period, then SB shall pay the costs of such examination and in any event shall pay any additional sum shown to be due to CPG.

15.02

Within sixty (60) days after the close of each calendar quarter, SB shall deliver to CPG a true accounting of all PRODUCTS and/or COMBINATION sold by SB, its AFFILIATES, sublicensees and distributors during such quarterly period and shall at the same time pay all royalties due. Such accounting shall show sales on a country-by-country and product-by-product basis and other items as agreed by both parties prior to the commencement

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

of sales of PRODUCT and/or COMBINATION. SB shall propose its standard - royalty report to CPG for its review.

15.03	Any tax paid or required to be withheld by SB on account of royalties payable to CPG under this Agreement shall be deducted from the amount of royalties otherwise due. SB shall secure and send to CPG proof of any such taxes withheld and paid by SB for the benefit of CPG.

15.04	All royalties due under this Agreement shall be payable in the United States in US dollars. If governmental regulations prevent remittances from a foreign country with respect to sales made in that country, SB shall notify CPG and CPG shall have the right, upon giving written notice to SB, to receive payment in that country in local currency in accordance with CPG’s instructions.

15.05	Monetary conversions from the currency of a foreign country in which PRODUCT and/or COMBINATION is sold into US dollars shall be made at the exchange rate in force on the last business day of the period for which the royalties are being paid as published by The Wall Street Journal, Brussels, Belgium, or on another basis mutually agreed to by both parties in writing.

15.06	Any payment which is more thirty (30) days late shall bear interest at the rate of [******] percent ([***]%) per month, compounded monthly, from the due date.

16.	TERM AND TERMINATION

16.01	Unless otherwise terminated this Agreement shall expire upon the expiration, lapse or invalidation of the last remaining PATENT in the TERRITORY or twenty (20) years after the Effective Date, whichever comes later. Expiration of the Agreement under this Section 16.01 shall not preclude SB from continuing to exercise the rights and licenses granted to it hereunder without any further royalty or other obligation, except as set forth in Section 17.05.

16.02

If either party materially fails or neglects to perform any material covenants or provisions of this Agreement and if such default is not corrected within sixty (60) days after receiving written notice from the other party with respect to such default (thirty (30) days for a payment breach), such other party shall have the right to terminate this Agreement by giving written notice to the party in default provided the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

notice of termination is given within six (6) months of date of which the non defaulted party had knowledge of the default and prior to correction of the default, provided however that if SB fails to make the payments hereunder or otherwise breaches its obligations hereunder in relation to a particular LICENSED ANTIGEN, only SB’s license for the relevant LICENSED ANTIGEN shall be terminated.

Any dispute with respect to the existence or continuation of a breach shall be resolved pursuant to Sections 20.02 and 20.03.

16.03	Either party may terminate this Agreement if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of (the United States or of) any (individual) state or (foreign) country, a petition in bankruptcy or insolvency or for reorganisation or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed with sixty (60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors.

16.04

All rights and licenses to Technology granted under or pursuant to this Agreement are, and shall otherwise be, deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(52) of the U.S. Bankruptcy Code. The parties to such agreements shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a party licensor under the U.S. Bankruptcy Code, SB shall be entitled to a complete duplicate (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to the licensee (a) upon any such commencement of a bankruptcy proceedings upon written request therefore by the licensee, unless CPG elects to continue to perform all of its obligations under this Agreement, or (b) if not

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

delivered under (a) above, upon the rejection of this Agreement by or on behalf of upon written request therefore by SB, provided, however, that upon CPG’s (or its successor’s) written notification to the SB that it is again willing and able to perform all of its obligations under this Agreement, SB shall promptly return all such tangible materials to CPG, but only to the extent that the licensee does not require continued access to such materials to enable the licensee to perform its obligations under this Agreement.

16.05	SB may terminate this Agreement in its entirety or with respect to any LICENSED ANTIGEN granted pursuant to Section 6 by giving CPG at least ninety (90) days written notice thereof at any time during the Term of this Agreement and upon payment by SB of all accrued R&D funding and milestones due hereunder.

17.	RIGHTS AND DUTIES UPON TERMINATION

17.01	Upon termination of this Agreement and subject to the provisions contained in Section 16, CPG shall have the right to retain any sums already paid by SB hereunder, and SB shall pay all sums accrued hereunder which are then due.

17.02	Upon termination of this Agreement under Sections 16.02, 16.03 and 16.05, SB shall notify CPG of the amount of PRODUCT and/or COMBINATION SB, its AFFILIATES and its sublicensees and its distributors then have on hand, the sale of which would, but for the termination, be subject to royalty, and SB and its AFFILIATES and its sublicensees and its distributors shall for a period of six (6) months following the effective date of any termination be permitted to sell that amount of PRODUCT and/or COMBINATION provided that SB shall pay the royalty thereon at the time herein provided for.

17.03

In the event that this Agreement is terminated by .CPG pursuant to the provisions of Section 16.02, then SB’s license for the relevant LICENSED ANTIGEN(S) will be terminated and all rights to improvements relating specifically and primarily to the CPG technology which are Joint Inventions (as defined in Section 4.05) pertaining to any related PRODUCTS and/or COMBINATIONS (but excluding such improvements relating solely to PRODUCT manufacture) will be transferred to CPG. In addition, SB will negotiate in good faith a license to CPG under inventions solely owned by SB

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(which are SB Inventions as defined in Section 4.05) relating specifically and primarily to the CPG technology without an obligation for SB to enter into such agreement.

17.04	In case of a material breach by CPG of Section 22.02 or of Section 18.01 or 18.05 or a willful breach of Section 18.02 to 18.04 which breach is not ceased following notice pursuant to Section 16.02, SB shall have the option either to terminate the Agreement or to reduce any royalty obligation by [*****] percent ([**]%) without prejudice to any other rights SB may have under law or pursuant to this Agreement.

17.05	Termination of this Agreement shall terminate all outstanding obligations and liabilities between the parties arising from this Agreement except those described in Sections 12.04, 12.05, 12.06, 12.08, 13.03, 13.05, 13.06, 13.08, 14.01, 15.01, 15.02, 15.03, 15.04, 15.05, 17.01, 17.02, 17.03, 20.01, 20.02, 20.03, 21, 22.02, 23.01, 24.01, 24.02 and 25.

18.	WARRANTIES AND REPRESENTATIONS

18.01	CPG warrants that as indicated in Appendix A and B, it either owns sole or joint title, has exclusive license rights or has an exclusive option to license PATENTS and KNOW-HOW and has the right to enter into this Agreement. CPG further warrants that it (and no other THIRD PARTY) has or will obtain the sole right to grant licenses under any PATENTS and KNOW HOW listed in Appendix A and B. CPG further warrants that Appendix A contains the complete list of PATENTS it owns or controls on the Effective Date.

18.02	Nothing in this Agreement shall be construed as a warranty that PATENTS are valid or enforceable or that their exercise does not infringe any patent rights of THIRD PARTIES. CPG hereby represents that, it has no present knowledge that has caused it to believe that PATENTS are invalid or that their exercise would infringe patent rights of THIRD PARTIES, including claims to ownership thereof.

18.03	CPG acknowledges that, in entering into this Agreement, SB has relied or will rely upon information supplied by CPG, information to be supplied by CPG, and information which CPG

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

has caused or will cause to be supplied to SB by CPG’s agents and representatives pursuant to that certain Confidentiality Agreement signed by SB on June 2, 1997 and by Qiagen GmbH on June 5, 1997 (all of such information being hereinafter referred to collectively as “Product Information”). CPG warrants and represents that so far as it is aware the Product Information related to ADJUVANT and/or TECHNOLOGY is and will be accurate and complete in all material respects and that it has undertaken such steps as are necessary to ascertain such accuracy and completeness. Subject to CPG’s compliance with its warranty as to accuracy and completeness above, SB accepts it will not contest Product Information as supplied. CPG further warrants and represents that to the best of its knowledge it has supplied to SB such and will supply information concerning TECHNOLOGY and ADJUVANT as CPG believes is material to a determination of the value of the TECHNOLOGY being licensed to SB hereunder.

18.04	CPG warrants and represents that its directors, scientists, consultants and representatives have no knowledge as of the Effective Date of the existence of any pre-clinical or clinical data or information concerning the TECHNOLOGY ADJUVANTS that have caused CPG to believe that there may exist toxicity, safety and/or efficacy concerns which are likely to materially impair the utility and/or safety of the ADJUVANTS.

18.05	CPG warrants that the License Agreement between CPG and IOWA dated March 31, 1997 and the License Agreement between ISIS Pharmaceuticals Inc. and CPG dated August 6, 1998 are still in full force and effect on the Effective Date and that said agreements are the complete list of license agreements which CPG has entered into in the FIELD on the Effective Date.

18.06	The parties expressly disclaim any and all implied or express warranties and make no express or implied warranties of merchantability or fitness for a particular purpose or non infringement of the technology or products contemplated by this Agreement. Neither party shall have any liability with respect to any subject matter of this agreement under any contract, negligence, strict liability or other incidental, consequential or punitive damages or lost profits.

18.07	SB warrants that during the term of the Agreement, it shall not oppose the PATENTS.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

19.	FORCE MAJEURE

19.01	If the performance of any part of this Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

20.	GOVERNING LAW, DISPUTE RESOLUTION

20.01	This Agreement shall be governed by the State of New York without application of its principles of conflict of law.

20.02	Dispute Resolution

In the event of any controversy or claim arising out of, relating to or in connection with any provision of, this Agreement, the parties shall try to settle their differences amicably and in good faith between themselves first, by referring the disputed matter to the respective Chief Executive Officers of each party. In the event such executives are unable to resolve such dispute within a thirty (30) day period, either party may invoke the provisions of Section 20.3.

20.03	Arbitration

Any unresolved disputes arising between the parties arising out of, relating to, in connection with or in any way connected with this Agreement or any term or conditions hereof, or performance by either party of its obligations hereunder, whether before or after termination or expiration of this Agreement, shall be finally resolved by binding arbitration, except that any dispute regarding the validity, scope or enforceability of

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

patents shall be submitted to a court of competent jurisdiction. The arbitration shall be held in Boston, Massachusetts according to the rules of the American Arbitration Association (“AAA”) if Arbitration is initiated by SB and in Philadelphia if Arbitration is initiated by CPG. The arbitration will be conducted by a panel of three (3) arbitrators with significant experience in the pharmaceutical or biotechnology industry appointed in accordance with applicable AAA rules.

21.	SEPARABILITY

21.01	In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

21.02	If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be enhanced to conform with such statute or rule of law.

21.03	In the event that the terms and conditions of this Agreement are materially altered as a result of paragraphs 19.01 or 19.02, the parties will renegotiate the terms and conditions of this Agreement to resolve in good faith in order to effectuate the basic purposes of this Agreement as executed and amended pursuant to Section 22.01.

22.	ENTIRE AGREEMENT

22.01	This Agreement, entered into as of the date written above, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

22.02	Each party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts,. as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

22.03	CPG has informed SB that CPG has licensed certain TECHNOLOGY from the University of Iowa Research Foundation (“UIRF”), which agreement may include restrictions required by United States federal law and certain rights of UIRF to use TECHNOLOGY for non-commercial research purposes.

23.	NO WAIVER

23.01	The failure of either party at any time to exercise any of its respective rights under this Agreement shall not be deemed a waiver thereof, nor shall such failure in any way prevent either party, as the case may be, from subsequently asserting or exercising such rights.

24.	LIABILITY AND INDEMNIFICATION, INSURANCE PROVISO

24.01	CPG shall defend, indemnify and hold harmless SB, its AFFILIATES, and their respective officers, directors, shareholders, representatives, agents, employees, successors and assigns from and against any and all damages, claims costs, losses, liabilities or expenses, including reasonable attorneys’ fees and costs, (collectively “Losses”) allegedly arising out of, resulting from or in connection with CPG’s activities under this AGREEMENT including but not limited to the RESEARCH AND DEVELOPMENT PROGRAM, other than any such claims relating to patent infringement, including Losses arising out of or resulting from any act(s) or omission(s) of CPG, its AFFILIATES, or their respective officers, directors, shareholders, representatives, agents, employees, successors and assigns, except such Losses which are directly and proximately caused by SB’s negligent or wrongful acts or omission(s) provided:

(i)	CPG shall have no obligation under this Section unless SB:

(a)	gives CPG prompt notice of any claim or lawsuit or other action for which it seeks to be indemnified under this Agreement; and

(b)	cooperates fully with CPG and its agents in defense of any such claim, complaint, lawsuit or other cause of action; and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(c)	CPG is granted full authority and control over the defense, including settlement or other disposition thereof, against such claim or lawsuit or other action.

(ii)	SB shall have the right to retain counsel of its choice to participate in the defense of any such claim, complaint, lawsuit, proceeding or cause of action referred to in this Section at SB’s own expense, provided, however, that CPG shall have full authority and control to handle any such claim, lawsuit or other action, including any settlement or other disposition thereof, for which SB seeks indemnification under this Section.

24.02	SB shall defend, indemnify and hold harmless CPG, its AFFILIATES, and their respective officers, directors, shareholders, representatives, agents, employees, successors and assigns from and against any and all damages, claims costs, losses, liabilities or expenses, including reasonable attorneys’ fees and costs, (collectively “Losses”) allegedly arising out of, resulting from or in connection with SB’s activities under this AGREEMENT, including Losses arising out of or resulting from any act(s) or omission(s) of SB, its AFFILIATES, or their respective officers, directors, shareholders, representatives, agents, employees, successors and assigns and including all claims of patent infringement, except such Losses which are directly and proximately caused by CPC’s negligent or wrongful act(s) or omission(s) provided:

(i)	SB shall have no obligation under this Section unless CPG:

(a)	gives SB prompt notice of any claim or lawsuit or other action for which it seeks to be indemnified under this Agreement; and

(b)	cooperates fully with SB and its agents in defense of any such claim, complaint, lawsuit or other cause of action; and

(c)	SB is granted full authority and control over the defense, including settlement or other disposition thereof, against such claim or lawsuit or other action.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(ii)	CPG shall have the right to retain counsel of its choice to participate in the defense of any such claim, complaint, lawsuit, proceeding or cause of action referred to in this Section at CPG’s own expense, provided, however, that SB shall have full authority and control to handle any such claim, lawsuit or other action, including any settlement or other disposition thereof, for which CPG seeks indemnification under this Section.

24.03	Prior or immediately upon the first administration of PRODUCT or COMBINATION to a human in accordance with this Agreement and for a period of five years after the last sale of PRODUCT or COMBINATION hereunder, SB shall obtain and/or maintain, at its expense, product liability insurance in amounts which are reasonable and customary in the pharmaceutical industry for companies of comparable size and activities. Such product liability insurance shall insure against all liability, including liability for personal injury, physical injury and property damage. SB shall provide proof of such insurance to CPG upon request.

25.	NOTICES

25.01	Any notice required or permitted under this Agreement shall be sent by certified mail, return receipt requested, postage pre-paid or recognized international courier service to the following addresses of the parties:

if to CPG:

Robert L. Bratzler, CPG
CPG ImmunoPharmaceuticals Inc. 55
William Street, Suite 120, Wellesley, MA,
02481
USA

Copy to:	Dr. Joachim Schorr, Managing Director c/o
QIAGEN GmbH
Max-Volmer-Strasse 4
40724 Hilden
Germany

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Copy to:	Sarah Shoaf Cabot, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
Boston, Massachusetts 02111
USA

If to SB:	SmithKline Beecham plc
New Horizons Court,
Brentford, Middlesex TW89EP
United Kingdom
Attention: General Counsel

and	SmithKline Beecham Biologicals S.A.
rue de I’Institut 89
1330 Rixensart
Belgium
Attention: Jean Stephenne, President, General Manager

25.02	Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the party to whom it is addressed.

26.	ASSIGNMENT AND CHANGE OF CONTROL

26.01	Neither this Agreement nor any interest hereunder shall be assignable or transferable by either party without the written consent of the other provided, however, that either party may assign this Agreement to any AFFILIATE or to any corporation with which it may merge or consolidate or to which it may sell all or substantially all of its assets, without obtaining the consent of the other party and the surviving corporation in the merger or consolidation or the purchase of the assets expressly assures this Agreement in writing.

IN WITNESS WHEREOF, the parties, through their authorised officers, have executed this Agreement as of the date first written above.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CPG IMMUNOPHARMACEUTICALS, INC.

BY:	/s/ Robert L. Bratzler	December 18, 1998
President & CEO

SMITHKLINE BEECHAM Plc

BY:	/s/ Joncil Slaoui, Ph.D.
	Vice President Business Development	December 18, 1998

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

List of Appendices

Appendix A: List of PATENTS

Appendix B: KNOW HOW

Appendix C: Outline of the RESEARCH AND DEVELOPMENT PROGRAM

Appendix D: UPDATED FINANCIAL TERMS

Appendix E : REDUCED FINANCIAL TERMS

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Appendix A: List of PATENTS (subdivided per Sections which indicate the parts that are owned, controlled or under option).

Title	Patent Application Serial No.	Inventors	Owner(s)
[******************************** *********************************** ********]	[*************************] [**********]	[*****************]	[***************]

[******************************** *********************************** ********]	[********************* ************)* *********]	[*****************]	[***************]

[*************************************************** *************************************************** **************************]	[*************************] [**********]	[****************]	[****]

[*********************************]	[*************************] [**********]	[*****]	[****]

[*********************************]	[****************************] [********]	[*****]	[****]

[*********************************]	[***************** ************************]	[*****]	[****]

[*********************************]	[***************** ************************]	[*****]	[****]

[*********************************]	[*************** *************** **********************************]	[*****]	[****]

[*********************************]	[***************** ************************]	[*****]	[****]

[****************************************]	[****************************] [********]	[*****]	[****]

[****************************************]	[****************************] [********]	[************]	[****]

[****************************************]	[****************************] [********]	[************]	[****]

[*********************************************** *************************]	[****************************** *****]	[*****]	[****]

[*********************************************** *************************]	[*************** ******************** ******************** ******]	[******************]	[****]

[*********************************************** *************************]	[*************** ******************** ******************** ******]	[******************]	[****]

[*********************************************** *************************]	[****************************] [********]	[******************]	[****]

AH121098

[************************************************************************]

[**********************************************************************]

[***************************************************************************][******************************

************************************]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Appendix B: KNOW HOW

Know-How is owned solely or jointly by CPG or CPG has exclusive license or option rights thereto and shall include without limitation:

•	All technology described in PATENTS listed on Appendix A (as such Appendix A is amended from time to time).

•	[********************************************************************************************* ********************************************************************************************* ********************************************]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Appendix C: OUTLINE OF RESEARCH AND DEVELOPMENT PROGRAM

The STEERING COMMITTEE will agree on an outline which shall be incorporated hereunder as Appendix C.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Appendix D: UPDATED: UPDATED FINANCIAL TERMS (in US$)

		Lower Limit	Upper Limit
Continuation Fee*		[*********]	[*********]
Section 8.01.	b	[*******]	[*******]

Section 8.02.	a	[*******]	[*******]
Section 8.02.	b	[*********]	[*********]
Section 8.02.	c	[*********]	[*********]

Section 8.03.	1.	[*******]	[*******]
Section 8.03.	2.	[*******]	[*******]
Section 8.03.	3.	[*******]	[*********]
Section 8.03.	4.	[*******]	[*********]
Section 8.03.	5.	[*********]	[*********]

Section 8.04.	1.	[*******]	[*******]
Section 8.04.	2.	[*******]	[*******]
Section 8.04.	3.	[*******]	[*********]
Section 8.04.	4.	[*********]	[*********]
Section 8.04.	5.	[*********]	[*********]
Section 8.09.1.	Al	[*****]	[****]	(CO-EXCLUSIVE)

		[****]	[**]	(non-exclusive)
Section 8.09.1.	A2	[****]	[**]	(CO-EXCLUSIVE)
		[****]	[**]	(non-exclusive)
Section 8.09.1.	B	[****]	[**]	NET SALES VALUE [****************]
		[****]	[**]	[*********************************]
		[******]	[****]	[*****************************]
		[******]	[**]	[*****************************]
		[****]	[**]	[***************]
Section 8.012		[****]	[****]

Section 9.04 Section 9.04 Section 9.04	a b c	[***********] [************] [***********]	[*********] [*********] [*********]

Section 9.07		[*****]	[****]

*	corresponds with Section 8.01.a

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Appendix E: REDUCED FINANCIAL TERMS (in US$)

Continuation Fee*		[*********]
Section 8.01.	b	[******]

Section 8.02.	a	[******]
Section 8.02.	b	[******]
Section 8.02.	c	[******]

Section 8.03.	1.	[******]
Section 8.03.	2.	[******]
Section 8.03.	3.	[******]
Section 8.03.	4.	[******]
Section 8.03.	5.	[*********]

Section 8.04.	1.	[******]
Section 8.04.	2.	[******]
Section 8.04.	3.	[******]
Section 8.04.	4.	[*********]
Section 8.04.	5.	[*********]

Section 8.09.1.	Al	[****]	(CO-EXCLUSIVE)
		[***]	(non-exclusive)
Section 8.09.1.		[***]	(CO-EXCLUSIVE)
		[*]	(non-exclusive)

Section 8.09.1.	B	[***]	NET SALES VALUE [****************]

		[*]	[*****************************]

		[****]	[*****************************]

		[***]	[*****************************]

		[*]	[**************]

Section 8.012		[*]

Section 9.04 Section 9.04 Section 9.04	a b c	[****] [****] [****]

Section 9.07		[****]

*	corresponds with Section 8.01.a

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.